UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2026

XERIS BIOPHARMA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40880	87-1082097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1375 West Fulton Street, Suite 1300
Chicago, Illinois 60607
(Address of principal executive offices, including zip code)

(844) 445-5704
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XERS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.
On June 10, 2026, Xeris Biopharma Holdings, Inc. (the “Company”) entered into privately negotiated exchange agreements (the “Exchange Agreements”) with certain holders (the “Noteholders”) of its 8.00% Convertible Senior Notes due 2028 (the “2028 Notes”), pursuant to which the Noteholders have agreed to exchange (the “Exchange”) approximately $23 million in aggregate principal amount of the outstanding 2028 Notes for a combination of cash and shares of the Company’s common stock (the “Exchange Consideration”). The cash portion of the Exchange Consideration will represent the principal amount of the 2028 Notes being exchanged and the share portion of the Exchange Consideration will be determined based upon the volume-weighted average price per share of the Company’s common stock during a 21 trading day averaging period commencing on June 11, 2026. The Company intends to fund the cash portion of the Exchange Consideration with liquidity on-hand. The closing of the Exchange is expected to occur on or about July 15, 2026, subject to customary closing conditions.
The shares of the Company’s common stock to be issued in the Exchange will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company is relying, in part, upon representations from each Noteholder that, among other things, (i) it is an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and (ii) it and any account for which it is acting is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

The 2028 Notes to be exchanged represent approximately 69% of the outstanding principal amount thereof. Following the Exchange, $10.5 million in aggregate principal amount of the 2028 Notes will remain outstanding.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy shares of common stock or any other securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

Item 8.01 Other Events.
On June 11, 2026, the Company issued a press release announcing entry into the Exchange Agreements. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Special Note Regarding Forward-Looking Statements
Certain statements in this Current Report on Form 8-K relating to, among other things, the Exchange Agreements and the transactions contemplated thereby constitute forward-looking statements under The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the Exchange Consideration and the expected timing of the Exchange. These forward-looking statements are based on numerous assumptions and assessments made in light of the Company’s experience and other factors it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. No assurance can be given that such expectations will be realized and persons reading this communication are, therefore, cautioned not to place undue reliance on these forward-looking statements.

Forward-looking statements in this Current Report on Form 8-K are based on information available to management, as of the date of this communication and, while the Company believes its assumptions are reasonable, actual results may differ materially. Subject to any obligations under applicable law, the Company does not undertake any obligation to update any forward-looking statement whether as a result of new information, future developments or otherwise, or to conform any forward-looking statement to actual results, future events, or to changes in expectations.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press release, dated June 11, 2026, issued by the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2026	Xeris Biopharma Holdings, Inc.

	By:	/s/ Steven M. Pieper
Name: Steven M. Pieper
Title: Chief Financial Officer